CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (registration nos. 33-73510 and 33-77464).



                        ARTHUR ANDERSEN LLP
Chicago, Illinois
May 14, 1998




                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-73510 and 33-77464) of Successories, Inc.
of our report dated April 26, 1996 except as to a) the pro forma amounts for the period May 1, 1995 through February 3, 1996 presented in Note 11, the date of which is April 18, 1997 and b) the basic and diluted earnings per share amounts for the period May 1, 1995 through February 3, 1996 presented in the consolidated statements of operations and in Notes 11 and 14, the date of which is April 24, 1998, appearing on page F-3 of this Annual Report on Form 10-K.



                          PRICE WATERHOUSE LLP
Chicago, Illinois
May 14, 1998